UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 241-2292

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The disclosure set forth below under Item 3.03 with respect to the suspension and delisting of the common stock, $0.0001 par value per share (the “Common Stock”), of Maxygen, Inc. (the “Company”) from the NASDAQ Global Market is incorporated herein by reference.

Item 3.03 Material Modifications to the Rights of Security Holders

As contemplated by the Plan of Complete Liquidation and Dissolution previously approved by the Company’s Board of Directors and stockholders (“Plan of Dissolution”), the Company has filed a certificate of dissolution (the “Certificate of Dissolution”) with the Secretary of State of the State of Delaware. The Certificate of Dissolution, which became effective at 5:00 p.m. Eastern Time on August 29, 2013, provides for the dissolution of the Company under the General Corporation Law of the State of Delaware (the “Dissolution”). For additional information regarding the Plan of Dissolution and the Dissolution, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2013 and its Current Report on Form 8-K filed with the Commission on August 12, 2013.

In connection with the effectiveness of the Certificate of Dissolution, the Company closed its stock transfer books and discontinued recording transfers of the Common Stock effective as of 5:00 p.m. Eastern Time on August 29, 2013. The Common Stock, and stock certificates evidencing the shares of Common Stock, are no longer assignable or transferable on the Company’s books, other than transfers by will, intestate succession or operation of law.

The Company notified The NASDAQ Stock Market (“NASDAQ”) of the filing and effectiveness of the Certificate of Dissolution and NASDAQ suspended trading of the Common Stock on The NASDAQ Global Market effective as of the close of trading on August 29, 2013. NASDAQ also filed a Notification of Removal from Listing and/or Registration on Form 25 with the Commission to delist the Common Stock from NASDAQ.

In connection with the Dissolution, the Company intends to seek relief from the Commission to suspend certain of its reporting obligations under the Securities and Exchange Act of 1934, as amended.

A copy of the Certificate of Dissolution and a copy of the press release issued by the Company on August 29, 2013 announcing the filing of the Certificate of Dissolution and other matters related to the Dissolution are filed herewith as exhibits 4.1 and 99.1, respectively, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As previously disclosed, on August 29, 2013, the effective date of the Certificate of Dissolution, the resignations of Louis Lange, Kenneth Lee, Ernest Mario and Gordon Ringold as members of the Company’s Board of Directors became effective. As a result of the resignations, Mr. Isaac Stein is the sole member of the Company’s Board of Directors.

Item 8.01 Other Events

On August 29, 2013, the Company issued a press release announcing the filing of the Certificate of Dissolution and other matters related to the Dissolution, a copy of which is included as exhibit 99.1 hereto and incorporated herein by reference.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the following: the plans and precise nature, amount and timing of any subsequent distributions to stockholders, which will depend on and could be delayed by, among other things, sales of the Company’s assets, claim settlements with creditors, resolution of any outstanding litigation matters and unexpected or greater than expected expenses; the fact that stockholders could be liable to the Company’s creditors in the event the Company fails to create an adequate contingency reserve to satisfy claims against it; the fact that the

Company could incur costs to terminate, retain or replace personnel and consultants; the limited ability of stockholders to publicly trade the Company’s common stock; the Company’s intent or ability to seek and/or obtain relief from any of its reporting obligations under the Securities and Exchange Act of 1934, as amended, and the fact that the Company will continue to incur the expenses of such reporting obligations until such relief is granted; and other statements contained in this document regarding matters that are not historical facts. Additional risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, including under the caption “Risk Factors,” and in the Company’s other periodic reports filed with the SEC, all of which are available from the Company or from the SEC’s website (www.sec.gov). The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Certificate of Dissolution, as filed by Maxygen, Inc. with the Secretary of State of the State of Delaware, effective August 29, 2013

99.1	Press Release dated August 29, 2013, titled “Maxygen Announces Filing of Certificate of Dissolution; Delisting from NASDAQ.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: August 30, 2013

/s/ John Borkholder
(Signature)
Name: John Borkholder
Title: General Counsel & Secretary

Exhibit Index

4.1	Certificate of Dissolution, as filed by Maxygen, Inc. with the Secretary of State of the State of Delaware, effective August 29, 2013

99.1	Press Release dated August 29, 2013, titled “Maxygen Announces Filing of Certificate of Dissolution; Delisting from NASDAQ.”